As filed with the Securities and Exchange Commission on January 27, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Manitex International, Inc.

(Exact name of registrant as specified in its charter)

Michigan	42-1628978
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9725 Industrial Drive

Bridgeview, Illinois 60455

(708) 430-7500

(Address of Principal Executive Offices) (Zip Code)

Second Amended and Restated Manitex International, Inc. 2004 Equity Incentive Plan

(Full title of the plan)

David J. Langevin

Chief Executive Officer

Manitex International, Inc.

9725 Industrial Drive

Bridgeview, Illinois 60455

(708) 430-7500

(Name and address, including telephone number and area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.001 per share(3)	979,364 shares	$8.75	$8,569,435.00	$993.20

(1)

Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers such additional shares as may be issued as a result of a stock split, stock dividend, recapitalization, or similar transaction.

(2)

Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), based on based upon the average of the high and low prices of the Registrant’s common stock on the NASDAQ Capital Market on January 26, 2017.

(3)

Each share of Common Stock issued also represents one Preferred Stock Purchase Right. Preferred Stock Purchase Rights currently cannot trade separately from the underlying Common Stock and, therefore, do not carry a separate price or necessitate an additional registration fee.

FORM S-8 PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 is filed with the Securities and Exchange Commission (the “Commission”) pursuant to General Instruction E on Form S-8 to register an additional 979,364 shares of Common Stock that may be issued to participants under the Second Amended and Restated Manitex International, Inc. 2004 Equity Incentive Plan. The contents of the earlier Registration Statement on Form S-8, Registration No. 333-126978, is hereby incorporated by reference into this Form S-8. All capitalized terms not defined herein shall have the same meaning as set forth in the Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Manitex International, Inc. (the “Registrant”) with the Commission are incorporated by reference in this Registration Statement:

(a)    The Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2015;

(b)    The Registrant’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016;

(c)    The Registrant’s Current Reports on Form 8-K (or Form 8-K/A, as appropriate) filed on January 4, 2016, March 17, 2016, June 3, 2016, June 6, 2016, July 25, 2016, October 3, 2016, December 20, 2016, December 28, 2016, December 29, 2016, December 30, 2016 and January 23, 2017;

(d)    The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 26, 2016 for the Annual Meeting of Stockholders held on June 2, 2016; and

(e)    The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A filed on January 4, 2005 under the caption “Description of Registrant’s Securities to be Registered” and any amendments or reports filed for the purpose of updating such description.

(f)    The description of the Registrant’s Preferred Share Purchase Rights contained in the Registration Statement on Form 8-A filed on October 21, 2008 and any amendments or reports filed for the purpose of updating such description

All reports and other documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, excluding any information furnished under Item 7.01 or Item 2.02 of any Current Report on Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The Exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgeview, State of Illinois, on January 27, 2017.

MANITEX INTERNATIONAL, INC.

By:	/s/ David J. Langevin
David J. Langevin Chief Executive Officer

Power of Attorney

Each person whose signature appears below hereby constitutes and appoints David J. Langevin and David H. Gransee, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys in fact and agents, with full power of substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments and documents in connection therewith) to this Registration Statement, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the U.S. Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 27, 2017.

SIGNATURE	CAPACITY

/s/ David J. Langevin	Chairman and Chief Executive Officer (Principal Executive Officer)
David J. Langevin

/s/ David H. Gransee	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
David H. Gransee

/s/ Ronald M. Clark	Director
Ronald M. Clark

/s/ Robert S. Gigliotti	Director
Robert S. Gigliotti

/s/ Frederick B. Knox	Director
Frederick B. Knox

/s/ Marvin B. Rosenberg	Director
Marvin B. Rosenberg

/s/ Stephen J. Tober	Director
Stephen J. Tober

EXHIBIT INDEX

Exhibit Number	Description

4.1	Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed on November 13, 2008).

4.2	Amended and Restated Bylaws of Veri-Tek International, Corp. (now known as Manitex International, Inc.), as amended (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K filed on March 27, 2008; File No. 001-32401).

4.3	Rights Agreement, dated as of October 17, 2008, between Manitex International, Inc. and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on October 21, 2008).

4.4	Second Amended and Restated Manitex International, Inc. 2004 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Annual Report on Form 10-K filed on March 30, 2010).

4.5	First Amendment to the Second Amended and Restated Manitex International, Inc. 2004 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q August 7, 2013).

4.6	Second Amendment to the Second Amended and Restated Manitex International, Inc. 2004 Equity Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A for its 2016 Annual Meeting of Stockholders, filed April 26, 2016).

5.1	Opinion of Bowen, Radabaugh & Milton, P.C. regarding the validity of the securities offered by this Registration Statement.

23.1	Consent of UHY LLP.

23.2	Consent of Bowen, Radabaugh & Milton, P.C. (included in Exhibit 5.1).

24	Powers of Attorney of directors and certain officers of the Registrant (included on signature page).